UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2024

ESSEX PROPERTY TRUST, INC.

ESSEX PORTFOLIO, L.P.

(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)

333-44467-01 (Essex Portfolio, L.P.)

(Commission File Number)

Maryland	77-0369576
(Essex Property Trust, Inc.)	(Essex Property Trust, Inc.)
California	77-0369575
(Essex Portfolio, L.P.)	(Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

(650) 655-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 7, 2024, Essex Property Trust, Inc. (the “Company”) and Essex Portfolio, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering by the Operating Partnership of $350.0 million aggregate principal amount of the Operating Partnership’s 5.500% senior notes due 2034 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company. The press release announcing the pricing of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Operating Partnership intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Issuer’s 3.875% senior unsecured notes due May 2024 upon maturity thereof, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Pending application of the net proceeds from the offering for the foregoing purposes, such net proceeds initially may be invested in short-term securities.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 7, 2024, among Essex Portfolio, L.P., Essex Property Trust, Inc., and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives of the Underwriters.

99.1	Press release issued by Essex Property Trust, Inc. on March 7, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: March 8, 2024	ESSEX PROPERTY TRUST, INC.

/s/ Barbara Pak
	Name:	Barbara Pak
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

By: Essex Property Trust, Inc.
its General Partner

/s/ Barbara Pak
	Name:	Barbara Pak
	Title:	Executive Vice President and Chief Financial Officer